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                                                                     EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

Applied Industrial Technologies, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-43506, 33-53401, 33-60687, 33-65509, 33-65513, and 333-53809 of Applied
Industrial Technologies, Inc. on Form S-8 of our reports dated August 8, 2000 appearing in and incorporated by reference in this Annual Report on Form 10-K of Applied Industrial Technologies, Inc. for the year ended June 30, 2000.



/s/ Deloitte & Touche LLP
Cleveland, Ohio
September 13, 2000